Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LiveXLive Media, Inc.

West Hollywood, CA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of LiveXLive Media, Inc. (the “Company”) of our report dated June 29, 2018, with respect to the consolidated financial statements of the Company, which were included in the Company’s Annual Report (Form 10-K) for the year ended March 31, 2019, filed on June 24, 2019.

/s/ Weinberg & Company

Los Angeles, California

November 8, 2019